SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 21, 2006
Date of Report (Date of Earliest Event Reported)
The Cronos Group
(Exact name of registrant as specified in its charter)

Luxembourg
(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

5, rue Guillaume Kroll, L-1882 Luxembourg
(Address of principal executive offices) (Zip Code)

(352) 26.48.36.88
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
TOEMT Litigation
     Since the 1980s The Cronos Group (the “Company”) (Nasdaq: CRNS), through its subsidiaries, has managed containers for Transocean Equipment Manufacturing and Trading Limited (“TOEMT (UK)”), an English company. A separate company by the same name was registered in the Isle of Man (“TOEMT (Isle of Man)”). Both TOEMTs are in liquidation in England, represented by the same liquidator. On December 13, 2004, the liquidator filed his “ordinary application” (in the nature of a complaint) in the High Court of Justice, Chancery Division, Companies Court, London, against the Company and two of its subsidiaries, Cronos Containers N.V. (“CNV”) and Cronos Containers (Cayman) Limited (“CAY”) (collectively the “Respondents”). See the report on Form 8-K filed with the SEC on January 13, 2005.
     By the ordinary application, the liquidator seeks a declaration pursuant to Section 213 of the UK Insolvency Act of 1986, as amended (“Insolvency Act”), that the Respondents were knowingly parties to the carrying on of the business of the two TOEMTs with the intent to defraud the creditors of the two TOEMTs and/or for other fraudulent purposes, by assisting Stefan M. Palatin, a former Chairman and Chief Executive Officer of the Company, in diverting assets from TOEMT (UK) to himself, to entities in which he was interested, and/or to his associates, otherwise than for proper purposes and otherwise than for full consideration.
     By his ordinary application, the liquidator alleges that the Respondents knowingly were parties to the carrying on of the business of the two TOEMTs to defraud the creditors of TOEMT (UK) by reason of:
1.	The transfer on or about November 25, 1991, to TOEMT (UK) of 5,500,000 ordinary shares of the Company in consideration of the contribution of shares in Trans Ocean Limited by TOEMT (UK) to the Company worth approximately $16 million, which 5,500,000 ordinary shares were then redeemed and/or transferred to Mr. Palatin and/or his nominee for no or no proper consideration;
2.	The transfer on or about December 31, 1991, to TOEMT (UK) of 90,000 preference shares (worth approximately $9 million) which were then transferred to Barton Holding Limited (a company allegedly controlled by Palatin) for no or no proper consideration, and a loan which the liquidator alleges not to have been repaid;
3.	The making of various payments (amounting to approximately $1 million) between approximately April 1993 and February 1996 by CNV to third parties, including Mr. Palatin or entities in which he was interested and/or his associates, which payments were made otherwise than for any legitimate commercial purpose or any other purpose of TOEMT (UK)’s business or interests;
4.	The making of improper cash withdrawals (amounting to in excess of $2 million), between approximately February 1991 and June 1999 from TOEMT (UK)’s bank accounts, with the assistance of CNV, which withdrawals were allegedly for the benefit of Mr. Palatin and/or his wife rather than for any legitimate commercial purpose or other purpose of TOEMT (UK)’s business or interests; and
5.	The diversion between 1991 and 1993 (with the assistance of CNV) of TOEMT (UK)’s container business to TOEMT (Isle of Man), for no or for no proper consideration.
     The liquidator further seeks a declaration pursuant to Section 213 of the Insolvency Act that the Respondents and each of them is liable to contribute to the assets of TOEMT (UK) the amount of the deficiency as regards the creditors of TOEMT (UK), which the liquidator currently estimates to be at least $41 million, or, alternatively, that the Respondents make such contributions to the assets of TOEMT (UK) as the court thinks fit.
     The liquidator seeks an order from the court that the Respondents and each of them pay to the liquidator any sums found to be due to him by reason of the conduct alleged above, plus interest and costs.
     On May 3, 2005, the Respondents filed their application (the “Strike-Out Application” or “Application”) with the court to set aside the court’s order granting the liquidator permission to serve his ordinary application on the Respondents and, alternatively, for an order granting the Respondents summary judgment against the liquidator on his claims. By their Application the Respondents asserted that the liquidator’s complaint and the evidence he submitted in support thereof provided no reasonable grounds for bringing the lawsuit and/or that the liquidator has no real prospect of succeeding on his lawsuit and therefore no reason to proceed to trial of his claims against the Respondents.
     A hearing on the Respondents’ Strike-Out Application was heard between July 18 and 20, 2005, at the conclusion of which the court struck out from the liquidator’s application his claim of diversion of TOEMT (UK)’s container business to TOEMT (Isle of Man) (claim no. 5 above), but otherwise set over the hearing until October 4, 2005, pending the liquidator’s filing of a comprehensive specification of his claims against the Respondents. The hearing on the Respondents’ Strike-Out Application continued on October 4 through 10, 2005. On November 4, 2005, the court rendered its judgment, granting the Respondents’ Application as to claim nos. 3 and 4 above, but denying the Respondents’ Application as to claims nos. 1 and 2. In addition, the court allowed the liquidator to restate his claim no. 5 to allege that the Respondents knowingly participated in Mr. Palatin’s concealment of his fraudulent diversion of assets from TOEMT (UK). With respect to the liquidator’s claim nos. 1 and 2, the court denied the Respondents’ Application on the ground that the liquidator had presented an arguable case and should be allowed to proceed to trial on these claims. Because CAY had not been in existence prior to March 1998, the date of commencement of the TOEMT (UK) liquidation proceedings, the court dismissed the liquidator’s claims in their entirety against CAY.
     On November 2, 2005, the liquidator applied to the court to file a new and superseding ordinary application against the Respondents to restate claim nos. 1, 2, and 5 above and to add three additional instances of alleged knowing participation by the Respondents in TOEMT (UK)’s fraudulent trading. The three instances involve the sale of approximately 600 refrigerated containers to CNV or an affiliate of the Company in May and December of 1991 and June of 1992 for aggregate consideration of approximately $10.7 million. The liquidator alleges that the consideration for the containers was not paid or, alternatively, if paid, that the payments were misappropriated from TOEMT (UK) by Mr. Palatin.
     At the hearing held on November 4, 2005 in which the court rendered its judgment on the Respondents’ Strike-Out Application, the court awarded the liquidator reimbursement of one-half of his costs for the hearing on Respondents’ Application (estimated to be 90,000 British pounds); denied the application of the Company and CNV (the “Remaining Respondents”) for leave to appeal the court’s judgment; and granted the liquidator leave to file his new and superseding ordinary application against the Remaining Respondents. (The liquidator filed his new and superseding ordinary application against the Remaining Respondents on or about February 10, 2006.) On November 18, 2005, the Remaining Respondents filed their notice with the court of appeal seeking leave to appeal that portion of the court’s judgment denying their Strike-Out Application, on the ground that the court’s ruling on the claims it did not strike out is incorrect as a matter of law. With respect to the liquidator’s three additional instances of alleged knowing participation by the Remaining Respondents in TOEMT (UK)’s fraudulent trading, the Remaining Respondents believe the allegations to be without merit and time-barred.
     On March 10, 2006 the Court of Appeal granted in part and denied in part the Remaining Respondents’ application to appeal the court’s judgment. Pending resolution of the appeal, prosecution of the underlying action is stayed.
Purchase of TOEMT Creditor Claims
     The liquidator of the two TOEMTs has identified two creditors of TOEMT (UK) (it is now common ground that TOEMT (Isle of Man) had nominal assets and no substantive creditors). The two identified creditors of TOEMT (UK) are MKB Bank Rt., also known by its English name, the Hungarian Foreign Trade Bank (“MKB”) and companies or partnerships managed by Karadas GmbH ¯ Contrin Konsortium 1988/1, Contrin Konsortium 1988/S, Contrin Ubersee Transportgeräte Handelsgesellschaft m.b.H. & Co KG 1989, Contrin Ubersee Transportgeräte Handelsgesellschaft m.b.H & Co KG 1990, Container Leasing GmbH (1993), Contrin Worldwide Containerleasing GmbH (1994 and 1995) ¯ each a company or partnership organized and existing under the laws of Austria (collectively, the “Contrin Creditors”). The liquidator has acknowledged MKB’s creditor’s claim at U.S. $38.3 million. The Contrin Creditors initially submitted a creditor’s claim in the TOEMT (UK) insolvency proceeding aggregating U.S $20.6 million. The Respondents understand that the liquidator rejected these claims in September 2005, but allowed the Contrin Creditors to reformulate them. The Contrin Creditors reformulated their claims and resubmitted them on or about December 15, 2005, in the aggregate amount of US $2.2 million. There are no other known creditors of TOEMT (UK).
     On March 21, 2006, CNV purchased from MKB its entire TOEMT (both TOEMT (UK) and TOEMT (Isle of Man)) creditors’ claims and from the Contrin Creditors’ their entire TOEMT (both TOEMT (UK) and TOEMT (Isle of Man)) creditors’ claims, for an aggregate cash payment of $3,655,000, including fees paid to CNV’s third-party financial advisors. In addition, CNV has agreed to pay the Contrin Creditors 5% of any distributions CNV receives, as creditor of the two TOEMTs, in excess of $1,900,000 (which CNV currently believes to be unlikely). In addition, CNV has provided a bank guaranty to MKB to provide assurance to MKB that it will be held harmless from any liability (and costs reasonably incurred in connection therewith) imposed on MKB arising from the liquidation of the two TOEMTs. The limit of the guaranty is $435,000. The guaranty shall remain open until the liquidation proceedings of the two TOEMTs are completed and the two TOEMTs are struck off their respective company’s registers.
     With the purchase of the claims of the only known creditors of both TOEMTs, the Company intends to pursue an end to the litigation brought by the TOEMT liquidator against the Respondents. The timing of the termination of the litigation and the winding-up of the two TOEMTs will depend upon the cooperation of the liquidator. Accordingly, the Company is unable to predict when the winding-up of the TOEMT liquidations and the termination of the litigation brought by the liquidator against the Respondents will occur.
Item 9.01.     Financial Statements and Exhibits.
                (d)     Exhibits.
Exhibit 99.1	Press release of the Company, dated March 27, 2006, announcing purchase of TOEMT creditor claims.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP
By	/s/ Elinor A. Wexler
Elinor A. Wexler
Assistant Secretary

Date: March 27, 2006

EXHIBIT INDEX
Exhibit 99.1	Press release of the Registrant, dated March 27, 2006, announcing purchase of TOEMT creditor claims.

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